EXHIBIT 11

COMPUTATION OF BASIC AND DILUTED
EARNINGS PER SHARE
(UNAUDITED)

	For The Three Months Ended
	September 30, 2006	September 30, 2005*
Number of shares on which basic earnings per share is calculated:

Weighted average outstanding shares during period	1,513,248,937	1,591,293,494

Add - Incremental shares under stock compensation plans	16,190,408	20,355,866
Add - Incremental shares associated with convertible notes	3,402,904	3,819,658
Add - Incremental shares associated with contingently issuable shares	1,456,424	1,768,601

Number of shares on which diluted earnings per share is calculated	1,534,298,673	1,617,237,619

Income from continuing operations (millions)	$2,222	$1,516

Loss from discontinued operations (millions)	—	—

Net income from total operations on which basic earnings per share is calculated (millions)	$2,222	$1,516

Income from continuing operations (millions)	$2,222	$1,516

Less - net income applicable to contingently issuable shares (millions)	—	—

Income from continuing operations on which diluted earnings per share is calculated (millions)	2,222	1,516
Loss from discontinued operations on which diluted earnings per share is calculated (millions)	—	—
Net income from total operations on which diluted earnings per share is calculated (millions)	$2,222	$1,516

	For The Three Months Ended
	September 30, 2006	September 30, 2005*
Earnings per share of common stock:
Assuming dilution
Continuing operations	$1.45	$0.94
Discontinued operations	(0.00)	(0.00)
Total	$1.45	$0.94

Basic
Continuing operations	$1.47	$0.95
Discontinued operations	(0.00)	(0.00)
Total	$1.47	$0.95

 * Reclassified to conform with 2006 presentation.

Stock options to purchase 168,284,259 shares and 172,117,119 shares were outstanding as of September 30, 2006 and 2005, respectively, but were not included in the computation of diluted earnings per share because the options’ exercise price during the respective periods was greater than the average market price of the common shares and, therefore, the effect would have been antidilutive.

COMPUTATION OF BASIC AND DILUTED
EARNINGS PER SHARE
(UNAUDITED)

	For The Nine Months Ended
	September 30, 2006	September 30, 2005*
Number of shares on which basic earnings per share is calculated:

Weighted average outstanding shares during period	1,538,642,546	1,607,947,757

Add - Incremental shares under stock compensation plans	17,239,070	21,952,826
Add - Incremental shares associated with convertible notes	3,461,183	3,857,649
Add - Incremental shares associated with contingently issuable shares	1,189,374	1,473,623
Number of shares on which diluted earnings per share is calculated	1,560,532,173	1,635,231,855

Income from continuing operations (millions)	$5,952	$4,774

Loss from discontinued operations (millions)	—	27

Net income from total operations on which basic earnings per share is calculated (millions)	$5,952	$4,747

Income from continuing operations (millions)	$5,952	$4,774

Less - net income applicable to contingently issuable shares (millions)	—	2

Income from continuing operations on which diluted earnings per share is calculated (millions)	5,952	4,772

Loss from discontinued operations on which diluted earnings per share is calculated (millions)	—	27

Net income from total operations on which diluted earnings per share is calculated (millions)	$5,952	$4,745

	For The Nine Months Ended
	September 30, 2006	September 30, 2005*
Earnings per share of common stock:
Assuming dilution
Continuing operations	$3.81	$2.92
Discontinued operations	(0.00)	(0.02)
Total	$3.81	$2.90

Basic
Continuing operations	$3.87	$2.97
Discontinued operations	(0.00)	(0.02)
Total	$3.87	$2.95

* Reclassified to conform with 2006 presentation.

       Stock options to purchase 167,083,642 shares and 170,166,564 shares were outstanding as of September 30, 2006 and 2005, respectively, but were not included in the computation of diluted earnings per share because the options’ exercise price during the respective periods was greater than the average market price of the common shares and, therefore, the effect would have been antidilutive.